Exhibit 3.16
BY-LAWS
OF
REPUBLIC FOODS, INC.
ARTICLE I - OFFICES

The office of the Corporation shall be located in the city and state designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the united States as the business of the Corporation may require.
ARTICLE II - MEETING OF SHAREHOLHOLDERS
Section I

Meetings of the shareholders shall be held at the office of the Corporation in the State of Maryland or at such other place as the Corporation may from time to time designate.

Section II

The 18th day of November in each year, if not a legal holiday, and if a legal holiday, then the next secular day following, is hereby designated as the time for the annual meeting of shareholders. Unless requested in writing by a shareholder at least thirty days prior thereto directed to the President or Secretary of the Corporation, no annual meeting of shareholders need be held.

Section III

Special meetings of the shareholders may be called by the President, the holders entitled to vote at the meeting, or by such other officers or persons as may be provided in the Articles of Incorporation or these By-Laws.
Section IV

Written or printed notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record at such address as appears on the records of the Corporation.

Section V

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record two-thirds (2/3) of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum has been present.
Section VI

(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action shall be authorized by two-thirds (2/3) of the total number of shares of the corporation then issued and outstanding and entitled to vote.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein a longer length of time. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

Section VII

The shareholders shall be responsible for the control and management of the affairs, property and interest of the Corporation and shall by their direct action exercise all powers of the Corporation.

ARTICLE III - BOARD OF DIRECTORS

The Corporation as reflected in the Articles of Incorporation shall have one director who shall serve until the initial issuance of stock. Thereafter, the Corporation shall have no directors.

ARTICLE IV - OFFICERS

Section I

(a) The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and other such officers, including one or more Vice Presidents, as the shareholders may from time to time deem advisable. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the shareholders at an annual meeting or at a special meeting called for such purpose.

(c) Each officer shall hold office until his successor shall have been elected or until his death, resignation or removal.

Section II

Any officer may resign at any time by giving written notice of such resignation to the shareholders, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the shareholders or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section III

Any officer may be removed, either with or without cause, and a successor elected by the shareholders at any time.

Section IV

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled by the shareholders.

Section v

Officers of the corporation shall, unless otherwise provided by the shareholders, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the shareholders. The President shall be the chief executive officer of the Corporation.

Section VI

In case the shareholder shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the shareholders may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section VII

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the shareholders may authorize.

ARTICLE V - SHARES OF STOCK
Section I

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the shareholders, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the President or Vice President, and (ii) the Secretary, or any Assistant Secretary, and may bear the corporate seal. Clear and prominent reference shall appear on the certificate that the Corporation is a close corporation.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid. The Corporation, if there are any shares of stock of the corporation outstanding, may not issue or sell any of its stock, including treasury stock, unless the issuance or sale is approved by the affirmative vote of the holders of all outstanding stock or permitted by a unanimous shareholder agreement.
Section II

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction, the shareholders in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the shareholders may direct, and with such surety or sureties as may be satisfactory to the shareholders, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the shareholders, it is proper to do so.

Section III

(a) Except as may be provided or permitted by law, no transfer of stock of the Corporation is valid unless every stockholder of the Corporation consents to the transfer in writing within 90 days before the intended date of the transfer; or the transfer is made under a provision of an unanimous shareholder agreement permitting the transfer to the Corporation, or to a trust for the principal benefit of one or more of the shareholders or security holders of the Corporation or their wives, children, or grandchildren, or to one or more persons named in the agreement.

(b) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(c) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares, on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section IV

In lieu of closing the share records of the Corporation, the shareholders may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purposes of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceeding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution relating thereto is adopted. When a determination of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the shareholders fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the shareholders may determine.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the shareholders from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the shareholders.

ARTICLE IX -AMENDMENTS

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a unanimous vote of the shareholders at the time entitled to vote.

Adopted:

Shareholder:

/s/ Carl H. Oppenheim

Carl H. Oppenheim